EXHIBIT 3.(i)-a

              RESTATED CERTIFICATE OF INCORPORATION OF
                   BALLY MANUFACTURING CORPORATION


     Bally Manufacturing Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1.   The name of the corporation is Bally Manufacturing
Corporation. The date of filing its original Certificate of Incorporation with the Secretary of State was March 18, 1968.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

     FIRST:    The name of the Corporation is BALLY MANUFACTURING
CORPORATION.

     SECOND:   The address of the Corporation's registered office
in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is the United States Corporation Company.

     THIRD:    The purposes of the Corporation are as follows:

          A. To engage in any commercial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing, agency, securities or brokerage business not prohibited by law, and any, some or all of the foregoing.

          B. To acquire, hold, create interests in or dispose of real or personal property, tangible or intangible, of any kind, in any manner.

          C. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:

          A. General Authorization. The aggregate number of shares of capital stock which the Corporation is authorized to issue is 110,000,000 shares, consisting of:

               (1) 80,000,000 shares of common stock, having a par value of 66-2/3 cents per share; and

               (2) 30,000,000 shares of preferred stock having a par value of $1 per share.

          B.   Preferred Stock.

               (1) The preferred stock shall rank senior to the common stock as to dividends and upon liquidation. The Board of Directors of the Corporation (hereinafter in Article FOURTH referred to as the "Board"), is authorized, subject to limitations prescribed by law and the provisions of this subsection B, to provide by resolution or resolutions for the issuance of the preferred shares in series, to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, applicable to the shares of each series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                    (a)  The number of shares constituting that
series and the distinctive designation of that series;

                    (b)  The dividend rate on the shares of that
series, whether dividends shall be cumulative and the date or dates, if any, from which dividends thereon shall be cumulative;

                    (c) The voting powers, if any, of the shares of that series;

                    (d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustments in such events as the Board shall determine;

                    (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemptiond dates;

                    (f) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    (g)  Whether shares of that series shall be
entitled to the benefit of sinking fund provisions and, if so, upon what terms and conditions; and

                    (h)  Generally to fix the other rights and
privileges and any qualifications, limitations or restrictions of such rights and privileges of that series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Restated Certificate of Incorporation of the Corporation or with the resolution or resolutions adopted by the Board, as hereinabove provided, providing for the issue of any series for which there are shares then outstanding.

               (2) Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the outstanding shares of common stock with respect to the same dividend period. The Board may, in establishing any series of preferred stock, provide further limitations on the payment of dividends on the common stock while any dividends on shares of preferred stock are accrued and unpaid.

               (3) No holder of preferred shares of any series, irrespective of any voting or other rights of such shares of such series, shall have, as such holder, any preemptive right to purchase any other shares of the Corporation or any securities convertible into or entitling the holder to purchase such other shares.

          C.   Common Stock.
               Each share of common stock shall be equal to every other share of common stock in every respect. Subject to the additional voting rights, if any, which may vest in holders of the preferred stock under the provisions of any resolution or resolutions adopted by the Board providing for the issue of any series of preferred stock, the shares of common stock shall entitle the holders thereof to one vote for each share upon all matters upon which the shareholders have the right to vote.

          D.   Provisions Relating to All Classes of Stock.
               The Corporation may issue shares of its preferred stock or common stock from time to time for such consideration (not less than the par value thereof) as may be fixed from time to time by the Board. Any and all shares so issued, for which such consideration has been paid or delivered to the Corporation, shall be deemed fully paid shares and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     FIFTH:    In furtherance, and not in limitation of the powers
conferred by the General Corporation Law of Delaware, the Board of Directors of the Corporation is expressly authorized:

          A. To make, alter or repeal the By-laws of the Corporation;

          B. To direct and determine the use and disposition of any annual net profits or net assets in excess of capital; to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose; and to abolish any such reserve in the manner in which it was created;

          C. To establish bonus, profit-sharing, stock option, retirement or other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation and to fix the amount of the profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participation.

     SIXTH:    Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH:  Indemnification.

          A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A. or B., or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          D. Any indemnification under subsections A. or B. (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections A. and B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          E. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

          F. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          G. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     EIGHTH:   Whenever the vote of stockholders at a meeting
thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of Delaware, the meeting and vote of stockholders may be dispensed with if the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action shall consent in writing to such corporate action being taken, provided that prompt notice must be given to all stockholders of the taking of such corporate action without a meeting and by less than unanimous written consent. Elections of directors of the Corporation need not be by written ballot, unless the By-laws of the Corporation so provide.

     NINTH:    The Corporation reserves the right to amend, alter,
change or repeal any provision contained in this Amended
Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation.

               In addition to any other requirements for amendments to the Certificate, no amendment to this Certificate shall amend, alter, change or repeal any of the provisions of Articles ELEVENTH, TWELFTH, or this sentence of this Article NINTH unless the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least eighty percent (80%) of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this paragraph of Article NINTH as one class.

     TENTH:    In the absence of fraud, no contract or other
transaction between the Corporation and any other corporation, and no act of the Corporation, shall in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation or a majority thereof; and any director of the Corporation, who is also a director or officer of such other corporation or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee of the Corporation which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any contract, transaction or act of the Corporation or of the directors of any committee which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

     ELEVENTH: 1.   Except as otherwise expressly provided in
paragraph 3 of this Article ELEVENTH and notwithstanding any other provision of this Certificate:

                    (a)  any merger or consolidation of the
Corporation or of any Subsidiary with or into any other corporation;

                    (b)  any sale, lease, exchange or other
disposition by the Corporation or any Subsidiary of assets constituting all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions; or

                    (c)  any issuance or transfer by the
Corporation or by any Subsidiary of any voting securities of the Corporation (except for voting securities issued pursuant to a stock option, purchase, bonus or other plan for natural persons who are directors, employees, consultants and/or agents of the Corporation and its Subsidiaries) to any other corporation, person or other entity in exchange for cash, assets or securities or a combination thereof; shall require the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least eighty percent (80%) of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this Article ELEVENTH as one class, if, as of the date of such transaction, or any of such related transactions, such other corporation, person or other entity is the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation entitled to cast five percent (5%) or more of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this Article ELEVENTH as one class (such a beneficial owner being called herein a "5% Owner"). Such affirmative vote shall be required notwithstanding the fact that no vote or a lesser vote may be required, or that some lesser percentage may be specified, by law or otherwise in this Certificate or the By-laws of the Corporation.

               2. For purposes of this Article ELEVENTH, the term "Subsidiary" means any entity in which this Corporation beneficially owns, directly or indirectly, more than eighty percent (80%) of the outstanding voting stock. The Corporation shall not vote its stock in any Subsidiary in favor of any transaction described in clause (a), (b) or (c) of paragraph 1 of this Article ELEVENTH between such Subsidiary and a 5% Owner without first having obtained the affirmative approval of the holders of shares of capital stock of the Corporation referred to in paragraph 1 of this Article ELEVENTH. The phrase "voting security" as used in paragraph 1 of this Article ELEVENTH shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such a security or carrying any warrant or right to subscribe to or purchase such a security.

               3. The provisions of this Article ELEVENTH shall not apply to any transaction described in clause (a), (b) or (c) of paragraph 1 of this Article ELEVENTH, (i) with another corporation, person or other entity if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or other entity became a 5% Owner; or (ii) approved at any time prior to its consummation by resolution adopted by more than eighty percent (80%) of the directors of the Corporation then in office.

               4. For the purposes of this Article ELEVENTH, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation which are beneficially owned, directly or indirectly, by any other corporation, person or other entity (i) with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or (ii) which is its "affiliate" or "associate" (as defined below). For the purposes of this Article ELEVENTH, a person is an "affiliate" of, or is affiliated with, a specified person if such person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and the term "associate" used to indicate a relationship with any person means (1) any corporation or organization (other than the Corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and
(3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or Subsidiaries.

               5.   The interpretation, construction and
application of any provisions of this Article ELEVENTH, and the determination of any facts in connection with the application of this Article ELEVENTH, including without limitation, the determination whether (i) any corporation, person or other entity beneficially owns, directly or indirectly, shares of capital stock of the Corporation entitled to cast five percent (5%) or more of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this Article ELEVENTH as one class, or is an "affiliate" or an "associate" (as defined above) of another, (ii) any proposed sale, lease exchange or other disposition of part of the assets of the Corporation or of a Subsidiary involves all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole and whether the same are proposed to be acquired in a single transaction or a series of related transactions, and (iii) the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates, shall be made by a majority of all of the directors of the Corporation. Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this Article ELEVENTH, but only if made by a majority of all directors of the Corporation not representing or being an "affiliate" or "associate" (as defined above) of a 5% Owner in any way in the transaction to which such interpretation, construction, application or determination relates.

     TWELFTH: A director or the entire Board of Directors may only be removed, with or without cause, at any time by the vote or consent of the holders of eighty percent (80%) of shares of all classes of stock of the Corporation entitled to vote in the election of directors, considered for this purpose as one class. Any director may be removed with cause at any time by the affirmative vote of the majority of directors in office.

     The provisions of the By-laws concerning the number of directors constituting the whole Board of Directors, the classification of the Board of Directors into three classes, the election of directors to hold office for a term of three (3) years and the filling of vacancies in the Board of Directors may only be amended, altered or repealed by the vote or consent of the holders of eighty percent (80%) of shares of all classes of stock of this Corporation entitled to vote in the elections of directors, considered for this purpose as one class.

     4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of The General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Bally Manufacturing Corporation has caused this Certificate to be signed by William T. O'Donnell, its President and attested by Glenn K. Seidenfeld, Jr., its Secretary this 23rd day of June, 1979.
                                   BALLY MANUFACTURING CORPORATION
                                   By:  /s/ William T. O'Donnell,
                                        President
ATTEST:
By: /s/ Glenn K. Seidenfeld, Jr., Secretary